Exhibit 99.1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

In the Matter BROADWAY FINANCIAL CORPORATION Los Angeles, California OTS Docket No. 05141	Order No.: WN-10-025 Effective Date: September 9, 2010

ORDER TO CEASE AND DESIST

WHEREAS, Broadway Financial Corporation, Los Angeles, California, OTS Docket No. H2589 (Holding Company), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Western Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1. The Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about,

Broadway Financial Corporation

Order to Cease and Desist

participating in, counseling, or the aiding and abetting of unsafe or unsound practices that resulted in deteriorating asset quality, ineffective risk management practices, excessive concentrations of credit, inadequate oversight and supervision of the lending function, and inadequate liquidity planning at its wholly owned subsidiary, Broadway Federal Bank, f.s.b., Los Angeles, California, OTS Docket No. 05141 (Association).

Capital.

2. By October 31, 2010, the Holding Company shall submit a consolidated capital plan to preserve and enhance the capital of the Holding Company and the Association (Capital Plan) for review and approval by the Regional Director. At a minimum, the Capital Plan shall:

(a) consider the requirements and restrictions imposed by this Order and the Order to Cease and Desist issued by the OTS against the Association, dated September 9, 2010; and

(b) detail how the Association shall meet and maintain a Tier 1 (Core) Capital ratio equal to or greater than eight percent (8%) after the funding of an adequate Allowance for Loan and Lease Losses (ALLL) and a Total Risk-Based Capital ratio equal to or greater than twelve percent (12%), including a specific description of the method (s) by which additional capital will be raised, if necessary, and an identification of the sources of such capital.

3. Upon receipt of written notification from the Regional Director that the Capital Plan is acceptable, the Holding Company shall implement and comply with the Capital Plan. Within five (5) days of the Board meeting at which it was adopted, the Holding Company shall provide a copy of the Capital Plan to the Regional Director.

Broadway Financial Corporation

Order to Cease and Desist

Operations Plan.

4. Within sixty (60) days, the Holding Company shall submit an Operations Plan for review and approval by the Regional Director that addresses how the Holding Company will meet all financial obligations for July 2010 through June 2013, including, but not limited to, payments on senior notes, dividend payments on preferred stock, payments related to capital received via the Troubled Asset Relief Program, and interest payments on trust preferred securities, without reliance on dividends from the Association. The Operations Plan shall include, at a minimum, comprehensive pro forma cash flow projections detailing all anticipated sources and uses of funds, including, but not limited to, any scheduled payment obligations of the Holding Company related to outstanding debt, operating expenses, and equity issuances.

5. Upon receipt of written notification from the Regional Director that the Operations Plan is acceptable, the Holding Company shall implement and comply with the Operations Plan. Within five (5) days of the Board meeting at which it was adopted, the Holding Company shall provide a copy of the Operations Plan to the Regional Director.

6. Any modifications to the Operations Plan must receive the prior written non-objection of the Regional Director. Any request to modify the Operations Plan shall be submitted to the Regional Director for review and written non-objection at least forty-five (45) days prior to the proposed date to implement any such modification.

7. On a quarterly basis, beginning with the quarter ending September 30, 2010, the Board shall review a report prepared by Management detailing the adequacy of the Operations Plan given the projected financial obligations of the Holding Company and actual operating results, including a detailed description of any deviations from the Operations Plan and a description of the corrective actions or measures that have been implemented or are proposed to address each material deviation (Variance Analysis Report).

Broadway Financial Corporation

Order to Cease and Desist

8. Within forty-five (45) days after the end of each quarter, beginning with the quarter ending September 30, 2010, the Board shall provide the Regional Director with a copy of each Variance Analysis Report, and the minutes from the Board meeting containing the Board’s discussion of the Variance Analysis Report, including, if applicable, any Board discussion of possible modifications to the Operations Plan.

Capital Distributions and Stock Repurchases.

9. Effective immediately, the Holding Company shall not declare, make, or pay any dividends or other capital distributions or repurchase or redeem any capital stock without receiving the prior written non-objection of the Regional Director. The Holding Company’s written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed dividend payment, capital distribution or stock redemption.

Debt Limitations/Restrictions.

10. Effective immediately, the Holding Company shall not incur, issue, renew, repurchase, or rollover any debt, increase any current lines of credit, or guarantee the debt of any entity without receiving the prior written notice of non-objection of the Regional Director. The Holding Company’s written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of any such proposed action.

Payment Limitations/Restrictions.

11. Effective immediately, the Holding Company shall make no payments (including, but not limited to, principal, interest, or fees of any kind) on any existing debt without receiving the prior written non-objection of the Regional Director. The Holding Company’s written request for such non-objection shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of any such proposed payment.

Broadway Financial Corporation

Order to Cease and Desist

Thrift Oversight.

12. Effective immediately, the Holding Company shall ensure the Association’s compliance with all applicable laws, rules and regulations and all terms and conditions of the Order to Cease and Desist issued by the OTS against the Association, dated September 9, 2010.

Directorate and Management Changes.

13. Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers1 set forth in 12 C.F.R. Part 563, Subpart H.

Employment Contracts/Compensation Arrangements.

14. Effective immediately, the Holding Company shall not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Holding Company, unless it first provides the OTS with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the OTS shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement or arrangement submitted to the OTS fully complies with the requirements of 12 C.F.R. Part 359.

[1]	The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

Broadway Financial Corporation

Order to Cease and Desist

Severance and Indemnification Payments.

15. Effective immediately, the Holding Company shall not make any golden parachute payment2 or prohibited indemnification payment3 unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359.

Transactions With Affiliates.

16. Effective immediately, the Holding Company shall not enter into any transaction or otherwise engage in any action that would cause the Association to violate Regulation W, 12 C.F.R. Part 223 and 12 C.F.R. § 563.41.

Effective Date, Incorporation of Stipulation.

17. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

18. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

19. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

20. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

[2]	The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).
[3]	The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1 (1).

Broadway Financial Corporation

Order to Cease and Desist

Submissions and Notices.

21. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

22. Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:

(a)	To the OTS:

Philip A. Gerbick, Regional Director

Attn: Timothy J. Lane, Assistant Director

Office of Thrift Supervision, Western Region

1551 North Tustin Avenue, Suite 1050

Santa Ana, CA 92705-8661

Facsimile: (714) 796-4710

(b)	To the Holding Company:

Paul Hudson, Chairman

Broadway Financial Corporation

4800 Wilshire Boulevard

Los Angeles, CA 90010

No Violations Authorized.

23. Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Philip A. Gerbick
Philip A. Gerbick Regional Director Western Region

Date: See Effective Date on page 1

Broadway Financial Corporation

Order to Cease and Desist